Exhibit 99.1

LETTER OF RESIGNATION

Date: 6th March 2025

From:

Name: Xuezhi(George) Ma

Nationality: Canadian

Email:georgema888@yahoo.com

To: Summit Networks Inc.

Please accept this letter as notification that I am leaving my position as Chief Financial Officer of Summit Networks Inc.

This letter shall come into effect as of the signing date.

Sincerely,

/s/ Xueshi (George) Ma

__________________

Xuezhi(George) Ma